As filed with the Securities and Exchange Commission on May 29, 2009
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Nabors Industries Ltd.
(Exact name of registrant as specified in its charter)
BERMUDA
(State or other jurisdiction of organization of incorporation)
1381
(Primary Standard Industrial Classification Code number)
98-0363970
(I.R.S. Employer Identification number)

MINTFLOWER PLACE
8 PAR-LA-VILLE ROAD
HAMILTON, HM08
BERMUDA
TELEPHONE: (441) 292-1510
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Laura W. Doerre
Vice President and General Counsel
Nabors Corporate Services, Inc.
515 West Greens Road, Suite 1200
Houston, Texas 77067
Telephone: (281) 874-0035
(Name and address, including zip code, and telephone number, including area code, of agent for service of process)
With a copy to:
Arnold B. Peinado, III Esq.
Milbank, Tweed, Hadley & McCloy LLP
1 Chase Manhattan Plaza
New York, New York 10005
Telephone: (212) 530-5000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class of	Amount to be	offering price per	aggregate offering	Amount of
securities to be registered	registered	unit(1)	price(1)	Registration Fee
Common shares of Nabors Industries Ltd.	104,520	$16.795	$1,755,413.40	$97.95

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based on the average high and low price per share of Nabors Industries Ltd. on May 21, 2009, as reported on the New York Stock Exchange ($16.795 per share).

PROSPECTUS
Nabors Industries Ltd.
Up to 104,520 Shares
Nabors Industries Ltd.
Common Shares ($0.001 par value per share)
     This prospectus relates to the common shares of Nabors Industries Ltd., a Bermuda exempted company, issuable upon exchange or redemption of the exchangeable shares of Nabors Exchangeco (Canada) Inc., a Canadian corporation and an indirect subsidiary of ours, which we call Exchangeco in this prospectus.
     The exchangeable shares were issued to former shareholders of:
1.	Enserco Energy Service Company Inc., a corporation incorporated under the laws of Canada (which we refer to a Enserco in this prospectus), in connection with our acquisition of Enserco in 2002; and

2.	Ryan Energy Technologies Inc., a corporation incorporated under the laws of Alberta, Canada (which we refer to as Ryan in this prospectus), in connection with our acquisition of Ryan in 2002.
     Each exchangeable share may be exchanged for one of our common shares, plus the aggregate amount of dividends payable and unpaid, if any, on each such exchangeable share. In some cases, Exchangeco may redeem each exchangeable share for one of our common shares plus the aggregate amount of dividends payable and unpaid, if any, on each such exchangeable share. In addition, 3064297 Nova Scotia Company, an unlimited liability company organized under the laws of Nova Scotia, Canada, and our indirect, wholly-owned subsidiary (which we refer to as Callco in this prospectus) may require an exchange of your exchangeable shares for our common shares if you exercise your retraction rights or exchange rights or where Exchangeco exercises its redemption rights.
     Because our common shares offered by this prospectus will be issued in exchange for, or upon the redemption of, the exchangeable shares, we will not receive any cash proceeds from the issuance of our common shares upon exchange of exchangeable shares in connection with this offering. As of December 1, 2008 there were 104,520 exchangeable shares outstanding.
     We are paying all expenses of registration incurred in connection with this offering.
     We may provide further terms relating to our common shares by way of supplements to this prospectus.
     Our common shares are traded on the New York Stock Exchange under the symbol “NBR” and common shares sold pursuant to this prospectus will be listed on that exchange, subject to official notice of issuance.
Investing in our common shares involves risk. See “Risk Factors” beginning on page 4 of this prospectus as well as under similar headings in any supplement to this prospectus, related free writing prospectus and documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
May 29, 2009

     No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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ABOUT THIS PROSPECTUS
     As used in this prospectus and any prospectus supplement:
•	“Nabors,” “we,” “our,” and “us” generally means Nabors Industries Ltd., a Bermuda exempted company, together with its consolidated subsidiaries, unless the context otherwise requires;

•	“Exchangeco” means Nabors Exchangeco (Canada) Inc., a Canadian corporation and our indirect subsidiary; and

•	“Callco” means 3064297 Nova Scotia Company, an unlimited liability company organized under the laws of Nova Scotia, Canada, and our indirect, wholly-owned subsidiary.
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. As Nabors is a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), the registration statement is automatically effective once filed with the SEC, allowing Nabors to issue common shares under this prospectus.
     This prospectus provides you with a general description of our common shares. We may provide a prospectus supplement which details further information about the terms of the offering or adds, updates or changes information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.
     The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities able to be offered under this prospectus. The registration statement, including the exhibits, can be read at the SEC website or at the SEC office mentioned under the heading “Where You Can Find More Information.”
     You should rely only on the information incorporated by reference or provided in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer or soliciting a purchase of these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such document. Our business, financial condition or results of operations may have changed since that date.
     THIS PROSPECTUS INCORPORATES BY REFERENCE IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT US THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. COPIES OF THE INCORPORATED DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE INCORPORATED BY REFERENCE THEREIN) WILL BE FURNISHED UPON WRITTEN OR ORAL REQUEST WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED. REQUESTS SHOULD BE DIRECTED TO NABORS INDUSTRIES LTD., MINTFLOWER PLACE, 8 PAR-LA-VILLE ROAD, HAMILTON, HM08, BERMUDA, ATTENTION: CORPORATE SECRETARY, PHONE NUMBER (441) 292-1510 OR VISIT OUR WEBSITE AT “HTTP://WWW.NABORS.COM.” WEBSITE MATERIALS ARE NOT PART OF THIS PROSPECTUS.
     Unless otherwise indicated, all dollar amounts in this prospectus are expressed in U.S. dollars.
ABOUT NABORS INDUSTRIES LTD.
     Nabors became the publicly traded parent company of the Nabors group of companies, effective June 24, 2002, pursuant to a corporate reorganization. Nabors’ common shares are traded on the New York Stock Exchange under the symbol “NBR.”
     We are the largest land drilling contractor in the world, with approximately 534 actively marketed land drilling rigs. We conduct oil, gas and geothermal land drilling operations in the U.S. Lower 48 states, Alaska, Canada,

South America, Mexico, the Caribbean, the Middle East, the Far East, Russia and Africa. We are also one of the largest land well-servicing and workover contractors in the United States and Canada. We actively market approximately 591 land workover and well-servicing rigs in the United States, primarily in the southwestern and western United States, and actively market approximately 172 land workover and well-servicing rigs in Canada. Nabors is a leading provider of offshore platform workover and drilling rigs, and actively markets 39 platform rigs, 13 jack-up units and 3 barge rigs in the United States and multiple international markets. These rigs provide well-servicing, workover and drilling services. We have a 51% ownership interest in a joint venture in Saudi Arabia, which owns and actively markets 9 rigs in addition to the rigs we lease to the joint venture.
     We also offer a wide range of ancillary well-site services, including engineering, transportation, construction, maintenance, well logging, directional drilling, rig instrumentation, data collection and other support services in selected domestic and international markets. We provide logistics services for onshore drilling in Canada using helicopters and fixed-wing aircraft. We manufacture and lease or sell top drives for a broad range of drilling applications, directional drilling systems, rig instrumentation and data collection equipment, pipeline handling equipment and rig reporting software. We also invest in oil and gas exploration, development and production activities in the United States, Canada and International areas through both our wholly owned subsidiaries and our separate joint venture entities in which we have 49.7% ownership interests in the U.S. and international entities and a 50% ownership interest in the Canadian entity.
     The majority of our business is conducted through our various Contract Drilling operating segments, which include our drilling, workover and well-servicing operations, on land and offshore. Our oil and gas exploration, development and production operations are included in a category labeled Oil and Gas for segment reporting purposes. Our operating segments engaged in drilling technology and top drive manufacturing, directional drilling, rig instrumentation and software, and construction and logistics operations are aggregated in a category labeled Other Operating Segments for segment reporting purposes.
     Nabors was formed as a Bermuda exempt company on December 11, 2001. Through predecessors and acquired entities, Nabors has been continuously operating in the drilling sector since the early 1900s. Nabors’ principal executive offices are located at Mintflower Place, 8 Par-La-Ville Road, Hamilton, HM08, Bermuda and its telephone number at that address is (441) 292-1510.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     We often discuss expectations regarding our future markets, demand for our products and services, and our performance in our offering memoranda, registration statements, prospectuses, annual and quarterly reports, press releases, and other written and oral statements. Statements that relate to matters that are not historical facts are “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These “forward-looking statements” are based on an analysis of currently available competitive, financial and economic data and our operating plans. We do not intend to update or revise any forward-looking statements that we may make in this prospectus or other documents, reports, filings or press releases, whether as a result of new information, future events or otherwise. They are inherently uncertain and investors should recognize that events and actual results could turn out to be significantly different from our expectations. By way of illustration, when used in this document, words such as “anticipate,” “believe,” “expect,” “plan,” “intend,” “estimate,” “project,” “will,” “should,” “could,” “may,” “predict” and similar expressions are intended to identify forward-looking statements. You should consider the following key factors when evaluating these forward-looking statements:
•	fluctuations in worldwide prices of and demand for natural gas and oil;

•	fluctuations in levels of natural gas and oil exploration and development activities;

•	fluctuations in the demand for our services;

•	the existence of competitors, technological changes and developments in the oilfield services industry;

•	the existence of operating risks inherent in the oilfield services industry;

•	the existence of regulatory and legislative uncertainties;

•	the possibility of changes in tax laws;

•	the possibility of political instability, war or acts of terrorism in any of the countries in which we do business; and

•	general economic conditions including the capital and credit markets.
     The above description of risks and uncertainties is by no means all-inclusive, but is designed to highlight what we believe are important factors to consider. For a more detailed description of risk factors, please see the section entitled “Risk Factors” below and in Exhibit 99.1 of our Current Report on Form 8-K filed with the SEC on May 29, 2009, under Part 1, Item 1A, “Risk Factors.”
     All forward-looking statements in this prospectus are based on information available to us on the date of this prospectus. We do not intend to update or revise any forward-looking statements that we may make in this prospectus or other documents, reports, filings or press releases, whether as a result of new information, future events or otherwise.
RISK FACTORS
     Investing in our common shares involves risks. You should carefully consider the risks described in Exhibit 99.1 of our Current Report on Form 8-K filed with the SEC on May 29, 2009, under Part 1, Item 1A, “Risk Factors,” which is incorporated by reference in this prospectus, the other information contained or incorporated by reference in this prospectus and the risk factors described below. We may include additional risk factors, if appropriate, in a prospectus supplement.
     The risks described below and incorporated by reference are not the only ones that we may face. Additional risks that are not currently known to us or that we currently consider immaterial may also impair our business, financial condition or results of operations.
The exchange of your exchangeable shares is generally taxable
     Based on the tax laws as of the date of this prospectus, the exchange of exchangeable shares for our common shares is generally a taxable event in Canada and may be a taxable event in the United States. A holder’s tax consequences can vary depending on a number of factors, including the residency of the holder, the method of the exchange and the length of time that the exchangeable shares were held prior to the exchange. Canadian and United States federal income tax consequences will vary depending on your particular circumstances. We strongly urge you to consult your tax advisor as to the tax consequences of exchanging your exchangeable shares for our common shares. See “Income Tax Considerations.”
The market price of our common shares may be less than the market price of the exchangeable shares
     Our common shares are listed on the New York Stock Exchange, and the exchangeable shares are listed on the Toronto Stock Exchange (the “TSX”). As a result, the price at which the exchangeable shares trade is based upon the market for such shares on the TSX, and the price at which our common shares trade is based upon the market for such shares on the New York Stock Exchange. Although Nabors believes that the market price of the exchangeable shares on the TSX and the market price of the our common shares on the New York Stock Exchange should reflect essentially equivalent values, there can be no assurance that the market price of our common shares is identical, or even similar, to the market price of the exchangeable shares.
Our common shares will be a qualified investment for deferred income plans for Canadian tax purposes
     So long as our common shares are listed on a designated stock exchange, which includes the New York Stock Exchange, our common shares will be a qualified investment for registered retirement savings plans, registered retirement income funds, registered education savings plans, registered disability savings plans, deferred profit sharing plans, and tax-free savings accounts under the Income Tax Act (Canada). However, you may be required to limit your investment in our common shares or risk incurring penalties under the Income Tax Act (Canada) if you are a tax-free savings account.
USE OF PROCEEDS
     Because our common shares will be issued in exchange for exchangeable shares, we will not receive any cash proceeds upon the issuance of our common shares upon exchange or redemption of the exchangeable shares.
PLAN OF DISTRIBUTION
Exchangeable Shares
     Our common shares may be issued to you in exchange for your exchangeable shares in the following ways:
•	You may require Exchangeco to exchange your exchangeable shares for an equivalent number of our common shares. We refer to this as your retraction rights.

•	Exchangeco may redeem your exchangeable shares for our common shares at any time on or after October 10, 2007. We refer to this as our redemption rights.

•	Upon our liquidation or the liquidation or insolvency of Exchangeco, you may be required to, or may choose to, exchange your exchangeable shares for our common shares. We refer to these rights as your exchange rights.
     In addition, Callco may exercise call rights over your exchangeable shares as described under “Callco’s Call Rights” below. These call rights permit Callco to require an exchange of your exchangeable shares for our common shares if you exercise your retraction rights or exchange rights or in any circumstance where Exchangeco exercises its redemption rights. We are also permitted to exercise the call right identified below as the “change of law call right.” Callco recently exercised its redemption call right and consequently, you will receive our common shares through an exchange with Callco, as opposed to a redemption by Exchangeco, of your exchangeable shares for our common shares. While the consideration received upon an exchange with Callco or Nabors or a redemption by Exchangeco will be the same, the tax consequences will be substantially different. These call rights are described below and are respectively called the:
•	retraction call right;

•	redemption call right;

•	liquidation call right; and

•	change of law call right.
Your Retraction Rights
     Subject to applicable law and Callco’s retraction call right described in this prospectus, you are entitled at any time to retract, or require Exchangeco to redeem, any or all of your exchangeable shares and to receive an equal number of our common shares plus the aggregate amount of dividends payable and unpaid, if any, on each such exchangeable share. You may exercise your retraction rights by presenting to the transfer agent for the exchangeable shares or Exchangeco:
•	a certificate or certificates representing the number of exchangeable shares you desire to retract;

•	any other documents as may be required to effect the retraction of such exchangeable shares; and

•	a duly executed retraction request:
o	specifying the number of exchangeable shares you desire to retract;

o	stating the retraction date on which you desire to have Exchangeco redeem your exchangeable shares, which must be between 10 and 15 business days from the date Exchangeco receives the request; and

o	acknowledging Callco’s overriding retraction call right to purchase all but not less than all of the retracted shares directly from you and that the retraction request will be deemed to be a revocable offer by you to sell the retracted shares to Callco in accordance with Callco’s retraction call right on the terms and conditions described below.
     Exchangeco will promptly notify Callco upon receipt of a retraction request. In order to exercise its retraction call right, Callco must notify Exchangeco of its determination to do so within five business days of Exchangeco’s receipt of the retraction request. If Callco delivers the call notice to Exchangeco within five business days, and you have not revoked your retraction request, Exchangeco will not redeem the retracted shares and Callco will purchase from you the retracted shares on the retraction date. If Callco does not timely deliver the call notice and you have not revoked your retraction request, Exchangeco will redeem the retracted shares on the retraction date. In the event that Callco exercises its retraction call right, the closing of the purchase and sale of the retracted shares under the retraction call right will be deemed to occur as at the close of business on the retraction date, and no redemption by Exchangeco of the retracted shares will take place on the retraction date.
     You may revoke a retraction request by giving notice in writing to Exchangeco at any time prior to the close of business on the business day immediately preceding the retraction date, in which case the retracted shares will neither be purchased by Callco nor be redeemed by Exchangeco. If the retraction request is not revoked on or prior to the close of business on the business day immediately preceding the retraction date, the retracted shares will either be purchased by Callco or redeemed by Exchangeco. Callco or Exchangeco, as the case may be, will then deliver or cause Exchangeco’s transfer agent to deliver the retraction price to you by mailing:
•	certificates representing the number of our common shares equal to the number of exchangeable shares purchased or redeemed, registered in your name or such other name as you may request; and

•	if applicable, a check payable to you for the aggregate amount of dividends payable and unpaid on each such exchangeable share, to the address recorded in the securities register of Exchangeco or to the address specified in your retraction request or by holding the same for you to pick up at the registered office of Exchangeco or the office of Exchangeco’s transfer agent as specified by Exchangeco, in each case less any amounts required to be withheld because of applicable taxes.
     If, as a result of solvency requirements or applicable law, Exchangeco is not permitted to redeem all of your exchangeable shares specified in the retraction request, and provided Callco has not exercised its retraction call right with respect to such retracted shares, Exchangeco will redeem only those retracted shares requested by you (rounded down to a whole number of shares) as would not be contrary to provisions of applicable law. The trustee under the voting and exchange trust agreement, on your behalf, will require us to purchase the retracted shares not redeemed by Exchangeco or purchased by Callco on the retraction date or as soon as reasonably practicable after the retraction date, under your exchange rights.
Exchangeco’s Redemption Rights
     Subject to applicable law and Callco’s redemption call rights discussed below, on a redemption date, Exchangeco will redeem all of the then outstanding exchangeable shares in exchange for an equal number of our common shares, plus the aggregate amount of dividends payable and unpaid, if any, on each such exchangeable share. Notwithstanding any proposed redemption of the exchangeable shares you may initiate, Exchangeco has an overriding right to acquire on a redemption date all but not less than all of the outstanding exchangeable shares (other than exchangeable shares held by us or our affiliates) in exchange for an equal number of our common shares, plus the amount of all payable and unpaid dividends, if any, on each such exchangeable share.

Exchangeco is entitled to exercise its redemption rights at any time after October 9, 2007. On May 26, 2009 Exchangeco’s Board of Directors passed a resolution authorizing the establishment of, and it has established, July 31, 2009 as the redemption date. The required notice was provided to Callco which exercised its redemption call right; see “Callco’s Call Rights – Redemption Call Right” below. Exchangeco is in the process of providing or has provided current holders of exchangeable shares with written notice of the purchase of the exchangeable shares by Callco under its redemption call right.
Your Exchange Rights
Liquidation and Insolvency Rights with Respect to Exchangeco. Subject to Callco’s liquidation call right described below, in the event of the liquidation, dissolution or winding-up of Exchangeco or any other distribution of assets of Exchangeco among its shareholders for the purpose of winding-up its affairs, you will be entitled to receive for each exchangeable share one of our common shares, together with all dividends payable and unpaid on such exchangeable share, if any.
     In the event of the liquidation, dissolution or winding-up of Exchangeco or any other proposed distribution of the assets of Exchangeco among its shareholders for the purpose of winding-up its affairs, holders of the exchangeable shares will have, subject to applicable law, preferential rights to receive from Exchangeco, for each exchangeable share held, an amount equal to the market price of our common shares on the last business day prior to the liquidation, which amount shall be paid by the delivery to such holders of one of our common shares for each exchangeable share held plus the aggregate amount of dividends payable and unpaid on each such exchangeable share, if any. Upon the occurrence of such liquidation, dissolution or winding-up, Callco will have an overriding right to purchase all of the outstanding exchangeable shares (other than exchangeable shares held by us and our affiliates) from the holders of the exchangeable shares on the effective date of such liquidation, dissolution or winding-up for a purchase price per share equal to the market price of our common shares on the last business day prior to the liquidation (which amount shall be paid by the delivery to such holders of one of our common shares for each exchangeable share held), plus, to the extent it is not paid by Exchangeco, the aggregate amount of dividends payable and unpaid, if any, on each such exchangeable share.
     Upon, and during the continuance of, any insolvency of Exchangeco, a holder of exchangeable shares will be entitled to instruct the trustee under the voting and exchange trust agreement to exercise the exchange rights with respect to any or all of the exchangeable shares held by such holder, thereby requiring us to purchase such exchangeable shares from the holder. As soon as practicable following the occurrence of such an insolvency of Exchangeco or any event which would, with the passage of time and/or the giving of notice, lead to insolvency of Exchangeco, we and Exchangeco will give written notice of an insolvency or such event to the trustee. As soon as practicable after the delivery of such notice, the trustee will then notify each holder of exchangeable shares of such event or potential event and will advise the holder of its rights with respect to the insolvency exchange right. The purchase price payable by us for each exchangeable share purchased under this right will be satisfied by the issuance of one of our common shares plus, to the extent not paid by Exchangeco, the aggregate amount of dividends payable and unpaid, if any, on each such exchangeable share.

     An insolvency event will occur in respect of Exchangeco upon:
•	the institution by Exchangeco of any proceeding to be adjudicated as bankrupt or insolvent or to be wound up, or the consent of Exchangeco to the institution of bankruptcy, insolvency or winding-up proceedings against it;

•	the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including the Companies Creditors’ Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and Exchangeco’s failure to contest in good faith such proceedings commenced in respect of Exchangeco within 30 days of becoming aware of the proceedings, or the consent by Exchangeco to the filing of any such petition or to the appointment of a receiver;

•	the making by Exchangeco of a general assignment for the benefit of creditors, or the admission in writing by Exchangeco of its inability to pay its debts generally as they come due; or

•	Exchangeco not being permitted, under solvency requirements of applicable law, to redeem any retracted exchangeable shares in accordance with the exchangeable share conditions.
Liquidation with Respect to Nabors. In order for the holders of the exchangeable shares to participate on a pro rata basis with the holders of our common shares in the event of our liquidation, immediately prior to the effective date of a liquidation event, each exchangeable share will automatically be exchanged for an equivalent number of our common shares, plus, to the extent not paid by Exchangeco, the aggregate amount of dividends payable and unpaid, if any, on each such exchangeable share. Upon a holder’s request and surrender of exchangeable share certificates, duly endorsed in blank and accompanied by such instruments of transfer as we may reasonably require, we will deliver to such holder certificates representing an equivalent number of our common shares plus, to the extent not paid by Exchangeco, the aggregate amount of dividends payable and unpaid, if any, on exchangeable shares for each exchangeable share exchanged under this exchange right.
     A liquidation event will occur in respect of Nabors upon:
•	determination by the Nabors board to institute voluntary liquidation, dissolution, or winding-up proceedings with respect to Nabors or to effect any other distribution of its assets among its shareholders for the purpose of winding-up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; or

•	receipt by Nabors of notice of, or Nabors otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Nabors or to effect any distribution of assets of Nabors among its shareholders for the purpose of winding-up its affairs, in each case where Nabors has failed to contest in good faith any such proceeding commenced in respect of Nabors within 30 days of becoming aware of the proceeding.
Callco’s Call Rights
     In the circumstances described below, Callco and, in the case of the change of law call right, we will have overriding call rights to acquire your exchangeable shares by delivering an equal number of our common shares, plus all dividends then payable but unpaid on the exchangeable shares. DIFFERENT CANADIAN FEDERAL INCOME TAX CONSEQUENCES MAY ARISE DEPENDING UPON WHETHER WE OR CALLCO EXERCISE THE CALL RIGHTS OR WHETHER YOUR EXCHANGEABLE SHARES ARE REDEEMED BY EXCHANGECO. See “Income Tax Considerations — Canadian Federal Income Tax Considerations.” In any circumstance where Exchangeco is required to purchase your exchangeable shares, we may cause Callco to acquire from us and deliver to you our common shares. In addition, we and Callco will have an overriding call right on your exchangeable shares if there are changes to Canadian tax laws permitting you to exchange your exchangeable shares without recognizing any gain or loss or any actual or deemed dividend in respect of such exchange. If and when Callco or, if applicable, Nabors, acquires your exchangeable shares as a result of exercise of the call rights, neither of them will be entitled to exercise any of the voting rights attached to your exchangeable shares.

Retraction Call Right. If you request the redemption by Exchangeco of your exchangeable shares, you will be deemed to offer your exchangeable shares to Callco, and Callco will have an overriding retraction call right to acquire all, but not less than all, of the exchangeable shares that you have requested Exchangeco to redeem in exchange for an equal number of our common shares, plus the aggregate amount of dividends payable and unpaid, if any, on each such exchangeable share. Upon the exercise of Callco’s retraction call right, you will be obligated to transfer your exchangeable shares to Callco.
Redemption Call Right. Callco has an overriding redemption call right to acquire on a redemption date all, but not less than all, of the exchangeable shares then outstanding (other than exchangeable shares held by Nabors and its affiliates) in exchange for an equal number of our common shares, plus the aggregate amount of dividends payable and unpaid, if any, on each such exchangeable share, and, upon the exercise of Callco’s redemption call right, you will be obligated to transfer your shares to Callco. Callco exercised its redemption call right after July 31, 2009 was established as the redemption date.
Liquidation Call Right. Callco has an overriding liquidation call right, in the event of and notwithstanding a proposed liquidation, dissolution or winding-up of Exchangeco or any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding-up its affairs, to acquire all, but not less than all, of the exchangeable shares then outstanding (other than exchangeable shares held by Nabors and its affiliates) in exchange for an equal number of our common shares, plus the aggregate amount of dividends payable and unpaid, if any, on each such exchangeable share. Upon the exercise of Callco’s liquidation call right, you will be obligated to transfer your exchangeable shares to Callco. Callco’s acquisition of all of the outstanding exchangeable shares upon the exercise of the liquidation call right will occur on the effective date of the voluntary or involuntary liquidation, dissolution or winding-up of Exchangeco.
Change of Law Call Right. We and Callco have the overriding right, in the event of any amendment to the Income Tax Act (Canada) and other applicable Canadian provincial income tax laws that permits holders of exchangeable shares who are resident in Canada, hold the exchangeable shares as capital property and deal at arm’s length with us, Ryan and Enserco (all for the purposes of the Income Tax Act (Canada) and other applicable Canadian provincial income tax laws) to exchange their exchangeable shares for our common shares on a basis that will not require such holders to recognize any gain or loss or any actual or deemed dividend in respect of such exchange for the purposes of the Income Tax Act (Canada) and other applicable Canadian provincial income tax laws, to purchase (or to cause Callco to purchase) from all but not less than all of the holders of the exchangeable shares (other than any holder which is an affiliate of Nabors) all but not less than all of the exchangeable shares held by each such holder upon payment by Nabors or Callco, as the case may be, of an amount per share equal to the exchangeable share price applicable on the last business day prior to the date on which Nabors or Callco intends to purchase such shares. Payment of the exchangeable share price will be fully satisfied by the delivery for each exchangeable share of one of our common shares plus the aggregate amount of dividends payable and unpaid, if any, on each such exchangeable share.
     If we or Callco exercise one or more of our call rights, Nabors or Callco will issue or deliver our common shares to you and will become the holder of your exchangeable shares. If and when Callco or, if applicable, Nabors, acquires your exchangeable shares under the call rights, neither of them will be entitled to exercise any of the voting rights attached to your exchangeable shares. If we or Callco decline to exercise our respective call rights when available, we will be required to issue our common shares as Exchangeco directs, including to Exchangeco, which will, in turn, transfer our common shares to you in consideration for the return and cancellation of your exchangeable shares. In the event we or Callco do not exercise our call rights when applicable and instead deliver our common shares as Exchangeco directs, you would receive the same consideration, but the Canadian tax consequences will be substantially different. See “Income Tax Considerations — Canadian Federal Income Tax Considerations.” Callco has exercised its redemption call right and consequently, you will receive our common shares through an exchange with Callco, as opposed to a redemption by Exchangeco, of your exchangeable shares for our common shares.

Withholding Rights
Each of Nabors, Callco, Exchangeco, Exchangeco’s transfer agent and the trustee will be entitled to deduct and withhold from any dividend or other consideration otherwise payable to any holder of exchangeable shares or our common shares such amounts as each of Nabors, Callco, Exchangeco, Exchangeco’s transfer agent or the trustee is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986, as amended (the “Code”), or any provision of federal, provincial, state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts will be treated for all purposes as having been paid to the holder of the exchangeable shares or our common shares, as the case may be, in respect of which the deduction and withholding was made, provided that the withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount required to be deducted or withheld from any payment to a holder exceeds the cash portion of the dividend or other consideration otherwise payable to the holder, Nabors, Callco, Exchangeco, Exchangeco’s transfer agent and the trustee are authorized to sell or otherwise dispose of the portion of the consideration necessary to provide sufficient funds to Nabors, Callco, Exchangeco, Exchangeco’s transfer agent or the trustee, as the case may be, to enable it to comply with the deduction or withholding requirement and Nabors, Callco, Exchangeco, Exchangeco’s transfer agent or the trustee, as the case may be, will notify the holder and remit to the holder any unapplied balance of the net proceeds of such sale.
Certain Provisions of Bermuda Law
     We have been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows us to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to United States residents who are holders of our common shares.
     The Bermuda Monetary Authority has given its consent for the issue and free transferability of our shares, up to the amount of our authorized capital from time to time, to and between non-residents of Bermuda for exchange control purposes, provided our shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus. Certain issues and transfers of shares involving persons deemed resident in Bermuda for exchange control purposes require the specific consent of the Bermuda Monetary Authority.
     This prospectus may be filed with the Registrar of Companies in Bermuda pursuant to Part III of the Companies Act. In accepting this prospectus for filing, the Registrar of Companies in Bermuda shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus.
     Pursuant to Bermuda law, there is an obligation to issue share certificates. If a share certificate is requested it can only be issued in the names of the legal entity holding title to those shares. In the case of a shareholder acting in a special capacity (for example, as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust. We will take no notice of any trust applicable to any of our shares, whether or not we have been notified of such trust.
DESCRIPTION OF AUTHORIZED SHARE CAPITAL
     Nabors’ authorized share capital consists of 425,000,000 shares divided into 400,000,000 are common shares, par value $0.001 per share, and 25,000,000 are preferred shares, par value $0.001 per share. The following summary is qualified in its entirety by the provisions of Nabors’ Memorandum of Association, dated December 10, 2001 and Nabors’ Amended and Restated Bye-Laws, which are both publicly available. See “Where You Can Find More Information.” As of May 21, 2009, there were 312,453,986 Nabors common shares outstanding, 101,392 exchangeable shares outstanding and one Nabors special voting preferred share, par value $0.001 per share, outstanding. No other shares of Nabors of any class or series were outstanding as of May 21, 2009.
Common Shares
     Holders of our common shares are entitled to one vote on any question to be decided on a show of hands and one vote per share on a poll on all matters submitted to a vote of the shareholders of Nabors. Except as specifically provided in Nabors’ bye-laws or in The Companies Act 1981 (Bermuda), as amended (the “Companies Act”), any action to be taken by shareholders at any meeting at which a quorum is in attendance shall be decided by a majority of the issued shares present in person or represented by proxy and entitled to vote. There are no limitations imposed by Bermuda law or Nabors’ bye-laws on the right of shareholders who are not Bermuda residents to hold or to vote their Nabors common shares.
     Our bye-laws do not provide for cumulative voting. A special general meeting of shareholders may be called by Nabors’ board of directors or as otherwise provided by the Companies Act and applicable law. Any action, except the removal of auditors and directors, required or permitted to be taken at any annual general or special general meeting of shareholders may be taken by written consent if the consent is signed by each shareholder, or their proxy, entitled to vote on the matter.
     Holders of Nabors common shares do not have a preemptive or preferential right to purchase any other securities of Nabors. Nabors’ common shares have no sinking fund provision.
Price Range of Our Common Shares
     Our common shares are traded on the New York Stock Exchange under the symbol “NBR.” The following table sets forth, for the periods indicated, the high and low sale price per share of our common shares on the New York Stock Exchange.

	High (U.S.$)	Low (U.S.$)
2006
First Quarter	41.35	31.36
Second Quarter	40.71	29.75
Third Quarter	36.04	28.35
Fourth Quarter	34.62	27.26

2007
First Quarter	32.74	27.53
Second Quarter	36.42	29.59
Third Quarter	34.10	27.05
Fourth Quarter	31.23	26.00

2008
First Quarter	34.14	23.41
Second Quarter	50.58	33.06
Third Quarter	50.35	22.50
Fourth Quarter	24.88	9.72

2009
First Quarter	14.05	8.25
     On May 21, 2009, the last sale price reported on the New York Stock Exchange for our common shares was $16.62 per share. On May 21, 2009, there were 1,813 recordholders of our common shares.

Dividend Policy
     We have not declared or paid any cash dividends on our common shares since 1982.
     Subject to any rights and restrictions of any other class or series of shares and to satisfying the solvency test in §54 of the Companies Act, our board of directors may, from time to time, declare dividends and other distributions on the issued Nabors common shares and authorize payment of such dividends and other distributions. Such dividends or other distributions may be in cash, shares or property of Nabors out of assets or funds legally available therefor.
     We do not anticipate paying any cash dividends on our common shares in the foreseeable future.
Preemptive, Redemption, Conversion and Sinking Fund Rights
     Holders of our common shares will have no preemptive or preferential right to purchase any securities of Nabors. Our common shares will not be convertible into shares of any other class or series or be subject to redemption either by us or the holder of our common shares. Our common shares have no sinking fund provisions.
Changes to Rights of a Class or Series
     Subject to the Companies Act, the rights attached to any class or series of shares of Nabors, unless otherwise provided by the terms of that class or series, may be altered or abrogated by a resolution passed at a separate general meeting of the holders of shares of that class, voting in person or by proxy and representing at least a majority of the issued shares of that class entitled to vote. Every holder of shares of the relevant class shall be entitled on a poll to one vote for each share held by such holder and any holder of shares of the relevant class present in person or by proxy may demand a poll. Outstanding shares will not be deemed to be varied by the creation or issue of shares that rank in any respect prior to or equivalent with those shares.
Quorum for General Meetings
     The holders of shares present in person or by proxy entitling them to exercise a majority of the voting power of Nabors on the relevant record date shall constitute a quorum to hold a general meeting of the shareholders.
Rights Upon Liquidation
     Upon the liquidation of Nabors, after the full amounts that holders of any issued shares ranking senior to our common shares as to distribution on liquidation or winding-up are entitled to receive have been paid or set aside for payment, the holders of our common shares are entitled to receive, pro rata, any remaining assets of Nabors available for distribution to the holders of common shares. The liquidator may deduct from the amount payable in respect of those common shares any liabilities the holder has to or with us. The assets received by the holders of our common shares in a liquidation may consist in whole or in part of property. That property is not required to be of the same kind for all shareholders.
Repurchase Rights
     Our board of directors may, at its discretion, authorize the purchase by us of our own shares of any class, at any price (whether at par or above or below par), as long as such purchase is made in accordance with the provisions of the Companies Act.
Compulsory Acquisition of Shares Held By Minority Holders
     An acquiring party is generally able to acquire compulsorily the Nabors common shares of minority holders in one of the following ways:
•	By a procedure under the Companies Act known as a “scheme of arrangement.” A scheme of arrangement is made by obtaining the consent of Nabors, the consent of the court and approval of the arrangement by holders of our common shares, (1) representing in the aggregate a majority in number of the shareholders present at the meeting held to consider the arrangement and (2) holding at least 75% of all our issued common shares taken together as a class. If a scheme of arrangement receives all necessary consents, all holders of our common shares could be compelled to sell their shares under the terms of the scheme of arrangement.
•	If the acquiring party is a company, by acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by the acquiring party (the “offeror”). If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by the offeror, obtained the approval of or acquired 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which such approval was obtained or such percentage of shares were acquired, require by a “Notice of Acquisition” any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares. Nontendering shareholders have a one-month period from the date of the Notice of Acquisition in which to apply to a court to enjoin the company acquisition.

•	By acquiring, pursuant to a notice given to the remaining shareholders or class of shareholders, where the acquiring party holds not less than 95% of the shares or the class of shares of the company, the shares of such remaining shareholders or class of shareholders. When such a notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in such notice, unless a remaining shareholder, within one month of receiving such notice, applies to the court for an appraisal of the value of its shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.
Preferred Shares
     Our board of directors is authorized, without further shareholder action, to issue from time to time up to 25,000,000 preferred shares in one or more classes or series, and fix for each such class or series such voting power, full or limited, or no voting power, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as are provided in the resolutions adopted by the board of directors providing for the issuance of such class or series. Our board of directors in authorizing such class or series may provide that any such class or series may be:
•	subject to redemption at the option of the company or the holders, or both, at such time or times and at such price or prices;

•	entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in relation to, the dividends payable on any other class or classes or any other series;

•	entitled to such rights upon the dissolution of, or upon any distribution of the assets of, Nabors; or

•	convertible into, or exchangeable for, shares of any other class or classes of shares, or of any other series of the same or any other class or classes of shares, of Nabors at such price or prices or at such rates of exchange and with such adjustments;
in each case, as set forth in the resolutions authorizing the class or series of preferred shares.
     A series of preferred shares, consisting of one share, has been designated as a special voting preferred share, having a par value of $0.001 per share and a liquidation preference of $0.01. The special voting preferred share has been issued to Computershare Trust Company of Canada, as trustee, in connection with our acquisitions of Ryan and Enserco, under a voting and exchange trust agreement among us, Exchangeco and such trustee. Except as otherwise required by law, our memorandum of association or our bye-laws, the one special voting preferred share will possess a number of votes for the election of directors and on all other matters submitted to a vote of our shareholders equal to the number of outstanding exchangeable shares from time to time not owned by us or any entity controlled by us. The holders of our common shares and the holder of the special voting preferred share vote together as a single class on all matters on which holders of our common shares are eligible to vote. In the event of our liquidation, dissolution or winding-up, all outstanding exchangeable shares will automatically be exchanged for shares of our common shares, and the holder of the special voting preferred share will not be entitled to receive any assets available for distribution to our shareholders (other than the $0.01 liquidation preference). The holder of the special voting preferred share will not be entitled to receive dividends. At such time as the one special voting preferred share has no votes attached to it because there are no exchangeable shares outstanding not owned by us or an entity controlled by us, the special voting preferred share will be canceled.
Transfer Agent and Registrar
     Unless otherwise indicated in a prospectus supplement, the transfer agent and registrar for our common shares is EquiServe.
Anti-Takeover Effects of Provisions of Our Certificate of Incorporation and Bye-Laws
     Our bye-laws have provisions that could have an anti-takeover effect. In addition, our bye-laws include an “advance notice” provision which places time limitations on shareholders’ nominations of directors and submission of proposals for consideration at an annual general meeting. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to encourage negotiations with the board of directors in transactions that may involve an actual or potential change of control of Nabors.
     The bye-laws provide that our board of directors will be divided into three classes serving staggered three-year terms. Directors can be removed from office prior to the expiration of their term only for cause by the affirmative vote of the holders of a majority of the voting power of Nabors on the relevant record date. The board of directors does not have the power to remove directors. As long as a quorum of directors remains and is present, vacancies on the board of directors may be filled by a majority vote of the remaining directors. Any general meeting can authorize the board of directors to fill any vacancy left unfilled at a general meeting. Each of these provisions can delay a shareholder from obtaining majority representation on the board of directors.
     The bye-laws also provide that the board of directors will consist of not less than five nor more than eighteen persons, the exact number to be set from time to time by the affirmative vote of a majority of the directors then in office. Accordingly, the board of directors, and not the shareholders, has the authority to determine the number of directors and could delay any shareholder from obtaining majority representation on the board of directors by enlarging the board of directors and filling the new vacancies with its own nominees.
     Our bye-laws provide that, at any annual general meeting, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the board of directors, by any shareholder who complies with certain procedures set forth in the bye-laws or by any shareholder pursuant to the valid exercise of the power granted under the Companies Act.
     For business to be properly brought before an annual general meeting by a shareholder in accordance with the terms of the bye-laws the shareholder must have given timely notice thereof in proper written form to the Secretary of Nabors and satisfied all requirements under applicable rules promulgated by the SEC. To be timely for consideration at the annual general meeting, a shareholder’s notice must be received by the Secretary at Nabors’ principal executive offices and its registered office in Bermuda not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual general meeting, or, in the event that the annual general meeting is called for a date that is not within 30 days before or after such anniversary date, not later than the 10th day following the day on which such notice of the date of the annual general meeting was mailed or public disclosure of the date of the annual general meeting was made, whichever occurs first. In order for a shareholder to nominate directors in connection with an annual general meeting of shareholders, a shareholder’s notice of his intention to make such nominations must be received in proper written form as specified in our bye-laws by the Secretary of Nabors within the time limits described above.
     In addition, the Companies Act provides for a mechanism by which 100 shareholders acting together or shareholders holding at least 5% of the voting power of a Bermuda company may properly propose a resolution for consideration at a general meeting of the company.
     Subject to the terms of any other class of shares in issue, any action required or permitted to be taken by the holders of our common shares must be taken at a duly called annual or special general meeting of shareholders unless taken by written consent of all holders of common shares. Under the bye-laws, special general meetings may be called at any time by the board of directors or when requisitioned by shareholders pursuant to the provisions of the Companies Act. The Companies Act currently permits shareholders holding 10% of the shares of a company entitled to vote at general meeting to requisition a special general meeting.
     Our board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of a class or series, to from time to time issue any authorized and unissued shares on such terms and conditions as it may determine. For example, the board of directors could authorize the issuance of preferred shares with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of our common shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.
INCOME TAX CONSIDERATIONS
CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
     In the opinion of Stikeman Elliott LLP, our Canadian counsel, the following is a fair and accurate summary of the material Canadian federal income tax considerations generally applicable under the Income Tax Act (Canada) (the “Canadian Income Tax Act”) if you hold exchangeable shares or acquire our common shares on the exchange of exchangeable shares and if, for purposes of the Canadian Income Tax Act, you deal with us at arm’s length, are not affiliated with us, and hold your exchangeable shares and our common shares as capital property. This discussion does not apply to you if you are a “financial institution”, as defined in the Canadian Income Tax Act for the purposes of the mark-to-market provisions thereof or a person who has made a functional currency election under the Canadian Income Tax Act.
     The exchangeable shares and our common shares will generally be considered to be capital property to you unless such shares are held by you in the course of carrying on a business of buying and selling securities or such shares are acquired by you in a transaction considered to be an adventure in the nature of trade. If you do not hold your exchangeable shares or our common shares as capital property, you should consult your own tax advisors for information and advice having regard to your particular circumstances.
     This summary is based on the current provisions of the Canadian Income Tax Act and regulations thereunder, the current provisions of the Convention Between the United States of America and Canada with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended, (the “Canada-U.S. Tax Convention”) and our counsel’s understanding of the current published administrative practices of the Canada Revenue Agency (the “CRA”). This summary takes into account all specific proposals to amend the Canadian Income Tax Act and regulations that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof and assumes that all of these proposed amendments will be enacted in their present form. No assurances can be given that any proposed amendments will be enacted in the form proposed, if at all. Except for the foregoing, this summary does not take into account or anticipate any changes in law, whether by legislative, administrative or judicial decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations described below. No advance income tax ruling has been sought or obtained from the CRA to confirm the tax consequences of any of the transactions relating to the exchangeable shares or the acquisition of our common shares on the exchange of exchangeable shares.
     For purposes of the Canadian Income Tax Act, all amounts otherwise denominated in United States dollars relating to the acquisition, holding or disposition of our common shares, including dividends, adjusted cost base amounts and proceeds of disposition, must be converted into Canadian dollars based on the prevailing United States dollar exchange rate generally at the time these amounts arise.

THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL, BUSINESS OR TAX ADVICE TO YOU. THEREFORE, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS WITH RESPECT TO YOUR PARTICULAR CIRCUMSTANCES.
Shareholders Resident in Canada
     The following portion of this summary will apply to you only if, for the purposes of the Canadian Income Tax Act and any applicable income tax treaty or convention, you are resident or deemed to be resident in Canada at all relevant times. This summary does not apply to you if we are or will be a “foreign affiliate” of you as defined in the Canadian Income Tax Act.
     Redemption of Exchangeable Shares
     On a redemption (including a retraction) of your exchangeable shares by Exchangeco, you will be deemed to have received a dividend equal to the amount, if any, by which the redemption proceeds exceed the “paid-up capital” of the exchangeable shares so redeemed. The “paid-up capital” of an exchangeable share will be equal to the aggregate paid-up capital of all of the exchangeable shares divided by the number of exchangeable shares outstanding. The aggregate paid-up capital of all of the exchangeable shares will generally be equal to the aggregate consideration for which the exchangeable shares were issued (provided that amount was added to the stated capital account maintained for the exchangeable shares under the relevant corporate law), less an amount to be determined based upon the Canadian tax elections that were filed by former shareholders of Ryan and Enserco who elected to exchange their Ryan or Enserco shares, as the case may be, for exchangeable shares under the applicable arrangement and who were permitted under the terms of the applicable arrangement to, and did, file such Canadian tax elections. For these purposes, the redemption proceeds will be the fair market value of our common shares received from Exchangeco at the time of the redemption plus the amount, if any, of all payable and unpaid dividends on the exchangeable shares paid on the redemption. The taxation of dividends received or deemed to be received on the exchangeable shares is described below. We anticipate that we or Callco, as the case may be, will exercise our call rights, when available, and currently foresee no circumstances under which exchangeable shares would be redeemed by Exchangeco.
     On a redemption (including a retraction) of your exchangeable shares, you will also be considered to have disposed of your exchangeable shares, but the amount of the deemed dividend, described above, will be excluded in computing your proceeds of disposition for purposes of computing any capital gain or capital loss arising on the disposition. If you are a corporation, in some circumstances, the amount of any such deemed dividend may be treated as proceeds of disposition and not as a dividend. The taxation of capital gains and capital losses is described below.
     Exchange of Exchangeable Shares With Us or Callco
     On an exchange of your exchangeable shares with us or Callco for our common shares, you will generally realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of your exchangeable shares, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to you of the exchangeable shares immediately before the exchange. For these purposes, the proceeds of disposition will be the fair market value at the time of the exchange of our common shares which you receive. The taxation of capital gains and capital losses is described below. Any amount received by you as part of the exchange that is in lieu of or in satisfaction of dividends that are payable but not paid on the exchangeable shares will be treated as a dividend rather than as proceeds of disposition. The taxation of dividends received or deemed to be received on the exchangeable shares is discussed below.
     Dividends on Exchangeable Shares
     If you are an individual, dividends received or deemed to be received on the exchangeable shares will be included in computing your income, and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from a corporation resident in Canada.

     Subject to the discussion below regarding our status as a “specified financial institution” for the purposes of the Canadian Income Tax Act, if you are a corporation other than a “specified financial institution,” as defined in the Canadian Income Tax Act, dividends received or deemed to be received on the exchangeable shares normally will be included in your income and be deductible in computing your taxable income.
     If you are a “specified financial institution,” as defined in the Canadian Income Tax Act, a dividend received on the exchangeable shares will be deductible in computing your taxable income only if:
1.	you did not acquire the exchangeable shares in the ordinary course of carrying on your business; or

2.	at the time the dividend is received, the exchangeable shares are listed on a prescribed stock exchange in Canada (which currently includes the TSX) and you, either alone or together with persons with whom you do not deal at arm’s length, do not receive (and are not deemed to receive) dividends in respect of more than 10% of the issued and outstanding exchangeable shares.
     If you are a specified financial institution, you should consult your own tax advisors.
     We have been advised by our counsel (based in part on representations made by us as to certain factual matters) that we currently qualify as a “specified financial institution” for the purposes of the Canadian Income Tax Act. As a consequence, and for so long as we continue to so qualify, if you are a corporation (including a “specified financial institution” as defined in the Canadian Income Tax Act), dividends received or deemed to be received on the exchangeable shares may not be deductible in computing your taxable income unless, at the time such dividends or deemed dividends are received, the exchangeable shares are listed on a prescribed stock exchange (which includes the TSX), we are “related” to Exchangeco for the purposes of the Canadian Income Tax Act (which we are now and anticipate that we will continue to be), and you, either alone or together with persons with whom you do not deal at arm’s length or trusts or partnerships of which you or any such non-arm’s length person is a beneficiary or member, receive dividends in respect of not more than 10 percent of the issued and outstanding exchangeable shares.
     If you are a “private corporation,” as defined in the Canadian Income Tax Act, or any other corporation resident in Canada and controlled or deemed to be controlled by or for the benefit of an individual or a related group of individuals, you may be liable under Part IV of the Canadian Income Tax Act to pay a refundable tax of 33 1/3 percent of any dividends received or deemed to be received on your exchangeable shares to the extent that these dividends are deductible in computing your taxable income.
     If you are throughout the relevant taxation year a “Canadian-controlled private corporation,” as defined in the Canadian Income Tax Act, you may be liable to pay an additional refundable tax of 6 2/3 percent of your “aggregate investment income” for the year which will include dividends or deemed dividends on the exchangeable shares that are not deductible in computing taxable income.
     If there is non-resident withholding tax on any dividends you receive on exchangeable shares, you will generally be eligible for foreign tax credit or deduction treatment where applicable under the Canadian Income Tax Act.
     If you are a corporation, the amount of any capital loss realized on a disposition or deemed disposition of exchangeable shares may be reduced by the amount of any dividends received or deemed to have been received by you on the exchangeable shares to the extent and under circumstances prescribed by the Canadian Income Tax Act. Similar rules may apply where you are a corporation and a member of a partnership or a beneficiary of a trust that owns these shares.
     Acquisition and Disposition of Our Common Shares
     The cost of our common shares received on a retraction, redemption or exchange of exchangeable shares will be equal to the fair market value of such common shares at the time of that event, and will be averaged with the adjusted cost base of any other of our common shares held by you at that time as capital property. A disposition or deemed disposition of our common shares by you will generally result in the realization of a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to you of these shares immediately before the disposition. The taxation of capital gains and capital losses is described below.
     Dividends on Our Common Shares
     Dividends on our common shares will be included in your income for the purposes of the Canadian Income Tax Act. If you are an individual, these dividends will not be subject to the gross-up and dividend tax credit rules in the Canadian Income Tax Act applicable to dividends received from corporations resident in Canada. If you are a corporation, you will be required to include these dividends in computing your income and generally will not be entitled to deduct the amount of these dividends in computing your taxable income.
     If you are throughout the relevant taxation year a “Canadian-controlled private corporation,” as defined in the Canadian Income Tax Act, you may be liable to pay an additional refundable tax of 6 2/3 percent of your “aggregate investment income” for the year which will include these dividends.
     If there is non-resident withholding tax on any dividends you receive on our common shares, you will generally be eligible for foreign tax credit or deduction treatment where applicable under the Canadian Income Tax Act.
     Taxation of Capital Gains and Capital Losses
     One-half of any capital gain realized on a disposition or deemed disposition of exchangeable shares or our common shares must be included in your income for the year of the disposition. You generally may be able to deduct one-half of any capital losses against one-half of any capital gains realized in the year of the disposition. Any capital losses in excess of capital gains in the year of the disposition may generally be carried back and deducted against net capital gains (capital gains less capital losses) in any of the three taxation years immediately preceding, or carried forward and deducted against net capital gains in any taxation year following, the year of disposition, to the extent and in the circumstances prescribed in the Canadian Income Tax Act.
     If you are an individual or trust, other than certain trusts, capital gains realized by you may give rise to alternative minimum tax under the Canadian Income Tax Act.
     If you are throughout the relevant taxation year a “Canadian-controlled private corporation,” as defined in the Canadian Income Tax Act, you may be liable to pay an additional refundable tax of 6 2/3 percent of your “aggregate investment income” for the year which will include an amount in respect of taxable capital gains.
     Foreign Property Information Reporting
     With some exceptions, any taxpayer resident in Canada during a year is a “specified Canadian entity,” as defined in the Canadian Income Tax Act. If you are a specified Canadian entity for a taxation year or fiscal period and the total cost amount of “specified foreign property,” which would include our common shares and the exchangeable shares, at any time in the year or fiscal period exceeds Cdn.$100,000, you will be required to file an information return for the year or period disclosing prescribed information, your cost amount, any dividends received in the year, and any gains or losses realized in the year, in respect of the specified foreign property. You should consult your own advisors about whether you must comply with these rules with respect to the ownership of our common shares or the exchangeable shares.
     Foreign Investment Entity Draft Legislation
     In the 1999 federal Budget, the Canadian Minister of Finance introduced proposals to amend the Canadian Income Tax Act to limit opportunities for Canadians to avoid Canadian income tax by investing in certain “foreign investment entities.” The proposals initially were to be effective for taxation years commencing after 2000. Subsequently, the proposals were revised several times and their proposed implementation date was deferred, most recently to taxation years commencing after 2006. In their most recent iteration, the proposals were contained in former Bill C-10 which was passed by the House of Commons during the 2nd Session of the 39th Parliament but was not passed by the Senate and did not receive Royal Assent and consequently failed to be proclaimed in force. That Session of Parliament terminated on September 8, 2008, and the proposals have yet to be reintroduced in the current Parliament and their future is uncertain. Under the proposals, generally a non-resident corporation will be a “foreign investment entity” as at any time in a particular taxation year unless either (i) at the end of the taxation year the carrying value of the corporation’s investment properties is not greater than one-half of the carrying value of all of its properties, or (ii) throughout the taxation year the corporation’s principal undertaking was the carrying on of a business that is not an investment business. Detailed rules are proposed in respect of each of these tests. We have been advised by our counsel (based in part on representations made by us as to certain factual matters) that although no assurances can be given in this regard, it appears reasonable to conclude that we meet and will continue to meet one or both of these exceptions. Accordingly, while a definitive opinion cannot be given, it is reasonable to expect that we will not be considered to be a foreign investment entity and that the proposed rules will not apply to an investment in exchangeable shares or in common shares of Nabors.
     If Nabors is or were to become a “foreign investment entity,” a Canadian resident who holds exchangeable shares or Nabors common shares could, subject to certain exceptions, be required to take into account in computing income, on an annual basis, certain amounts in respect of the income of Nabors or the value of the common shares of Nabors.
     You should consult your own tax advisor concerning these rules.
Shareholders Not Resident in Canada
     The following portion of this summary will apply to you only if, for purposes of the Canadian Income Tax Act and any applicable tax treaty or convention, you will not be resident or deemed to be resident in Canada at any time while you hold exchangeable shares or our common shares, and will not use or hold the exchangeable shares or our common shares in, or in the course of, carrying on a business (including an insurance business) in Canada and, except as specifically discussed below, if those shares do not constitute “taxable Canadian property” to you as defined in the Canadian Income Tax Act.
     The exchangeable shares will generally not be taxable Canadian property to you at a particular time provided that these shares are listed on a prescribed stock exchange (which includes the TSX) and you, or persons with whom you do not deal at arm’s length, or you together with such persons have not owned (or had under option) 25 percent or more of the issued shares of any class or series of the capital stock of Exchangeco at any time within five years preceding the particular time. Our common shares will generally not constitute taxable Canadian property to you.
     Provided the exchangeable shares or our common shares are not taxable Canadian property to you, you will not be subject to tax under the Canadian Income Tax Act on the exchange of exchangeable shares for our common shares (except to the extent the exchange gives rise to a deemed dividend as discussed below), or on the sale or other disposition of exchangeable shares or our common shares.
     Dividends paid or deemed to be paid on the exchangeable shares will be subject to non-resident withholding tax under the Canadian Income Tax Act at the rate of 25 percent, although this rate may be reduced under the provisions of an applicable income tax treaty or convention. For example, under the Canada-U.S. Tax Convention, the rate of non-resident withholding tax is generally reduced to 15 percent in respect of dividends paid to a person who is the beneficial owner thereof and who is resident in the United States for purposes of the convention.
     A holder whose exchangeable shares are redeemed by Exchangeco (either under redemption rights or pursuant to retraction rights) will be deemed to receive a dividend equal to the amount, if any, by which the redemption proceeds exceed the “paid-up capital,” for the purposes of the Canadian Income Tax Act, of the exchangeable shares at the time the exchangeable shares are redeemed. For these purposes, the redemption proceeds will be the fair market value of our common shares received from Exchangeco at the time of the redemption plus the amount, if any, of all payable and unpaid dividends on the exchangeable shares paid on the redemption. Any deemed dividend will be subject to non-resident withholding tax as described in the preceding paragraph. Callco recently exercised its redemption call right and consequently, you will receive our common shares through an exchange with Callco, as opposed to a redemption by Exchangeco, of your exchangeable shares for our common shares.
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
     In the opinion of Milbank, Tweed, Hadley & McCloy LLP, the following general discussion constitutes a fair summary of the anticipated material United States federal income tax consequences of the ownership and disposition of exchangeable shares that may be relevant to holders generally. This discussion is based on the Code, United States Treasury regulations promulgated thereunder, and judicial and administrative interpretations thereof, in each case as in effect and available as of the date of this prospectus. These income tax laws, regulations and interpretations, however, may change at any time, and any change could be retroactive. It should be noted that there has been, and we expect that there may continue to be, legislation proposed by the U.S. Congress from time to time applicable to certain companies that completed reorganizations like our reorganization into a Bermuda company which, if enacted, could limit or eliminate the tax benefits associated with our reorganization and materially change the discussion set forth below. Moreover, the United States Treasury Department continues to consider the tax treatment of corporations that have undertaken transactions such as the reorganization and, as a result, changes in these income tax laws, regulations, and interpretations may occur, possibly with retroactive effect, which could affect the discussion set forth below. These income tax laws and regulations are also subject to various interpretations, and the IRS or the United States courts could later disagree with the explanations or conclusions contained in this summary.
     No statutory, judicial or administrative authority exists that directly addresses the United States federal income tax consequences of instruments comparable to the exchangeable shares together with the associated ancillary rights and call rights. Consequently, the United States federal income tax treatment of the ownership of exchangeable shares and the exchange of exchangeable shares for shares of Nabors common shares is not certain. No advance ruling has been sought or obtained from the IRS regarding the tax consequence of any of the transactions described herein and there can be no assurance that the IRS would not challenge the conclusions contained in the discussion below, or, if challenged, that a court would not agree with the IRS.
     As used herein, a “United States Holder” is a beneficial owner of exchangeable shares that, for United States federal income tax purposes, is: (1) a citizen or resident of the United States, (2) a corporation (including for this purpose any entity treated as a corporation for United States federal income tax purposes) or partnership created or organized in or under the laws of the United States, or of any political subdivision thereof, (3) an estate or other entity the income of which is includible in its gross income for United States federal income tax purposes without regard to its source or (4) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust or (B) the trust has a valid election in effect under the applicable United States Treasury regulations to be treated as a United States person. A “non-United States Holder” is a beneficial owner of exchangeable shares that is not a United States Holder. If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of the exchangeable shares, the partnership itself will not be subject to United States federal income tax on a net income basis, but the United States federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder that is a partnership and partners in such partnership are urged to consult their tax advisers about the United States federal income tax consequences of owning and disposing of exchangeable shares. Based on current estimates of gross income and gross assets and the nature of the business, Nabors believes that neither Exchangeco nor Nabors will be classified as a passive foreign investment company for the current taxable year. The status of Exchangeco and Nabors in future years, however, will depend on their income, assets and activities in those years. This summary assumes that neither Exchangeco nor Nabors is or will be a “passive foreign investment company” for United States federal income tax purposes. This summary also assumes that neither Exchangeco nor Nabors is or will be a “controlled foreign corporation” for United States federal income tax purposes. This discussion does not address persons subject to special provisions of United States federal income tax law, such as tax-exempt organizations, banks, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, dealers or traders in securities or currencies, grantor trusts, persons having a “functional currency” other than the United States dollar, non-United States Holders, holders who own, or are deemed to own, 10% or more, determined by voting power or value, of exchangeable shares, holders who hold exchangeable shares as part of a hedge, straddle, wash sale, synthetic security, conversion transaction or other integrated investment and holders of exchangeable shares who acquired their interests through the exercise of employee stock options or otherwise as compensation for services. This discussion is limited to holders who hold exchangeable shares as, and who will hold Nabors common shares as, a capital asset as defined in the Code.
     This discussion does not address all aspects of United States federal income taxation that may be applicable to a particular holder in light of the holder’s particular circumstances. Accordingly, all holders are urged to consult their tax advisors with respect to the United States federal income tax consequences to them of the ownership and disposition of exchangeable shares in light of their particular circumstances. This discussion does not address any aspects of United States federal income taxation that may be applicable to holders of options or warrants. In addition, this discussion does not address the United States state or local tax consequences or the foreign tax consequences of the ownership and disposition of the exchangeable shares. Holders are urged to consult their tax advisors with respect to the United States federal, state and local tax consequences, the foreign tax consequences and the non-tax consequences of the ownership and disposition of exchangeable shares, Nabors common shares and ancillary rights and call rights.
United States Holders
     Exchange of Exchangeable Shares
     There is no authority directly addressing the proper characterization of instruments similar to the exchangeable shares together with the associated ancillary rights and call rights or the exchange of exchangeable shares for Nabors common shares (including an exchange upon the occurrence of an automatic redemption date). As a result, the consequences to a United States Holder of such an exchange are unclear under current law.
     One possibility is that the exchangeable shares (together with the ancillary rights and call rights) constitute stock of Nabors for United States federal income tax purposes. If the exchangeable shares (together with the ancillary rights and call rights) constitute stock of Nabors for United States federal income tax purposes, the exchange of the exchangeable shares for Nabors common shares should not be a taxable event. In such event, the aggregate tax basis of the Nabors common shares received pursuant to the exchange would equal the United States Holder’s aggregate tax basis in the exchangeable shares and the holding period of the Nabors common shares received by such holder would include the holding period of the exchangeable shares surrendered in the exchange.
     Alternatively, if the exchangeable shares constitute stock of Exchangeco for United States federal income tax purposes, a United States Holder who exchanges its exchangeable shares for shares of Nabors common shares would generally recognize gain or loss. Such gain or loss would be measured by the difference, if any, between (1) the fair market value of the shares of Nabors common shares received at the time of the exchange and (2) the United States Holder’s tax basis in the exchangeable shares surrendered, and would generally be capital gain or loss, except with respect to any declared but unpaid dividends on the exchangeable shares. Under this alternative characterization, a United States Holder’s tax basis in the shares of Nabors common shares received would be equal to the fair market value of such shares at the time of the exchange and the holding period for such shares would begin on the day after the exchange.
     For United States federal income tax purposes, gain recognized on the exchange of exchangeable shares for shares of Nabors common shares will generally be treated as United States source gain. Any Canadian tax imposed on the exchange may be available as a credit against United States federal income taxes, subject to generally applicable limitations. The use of a credit may be limited or precluded entirely if the United States Holder has no income that is treated as non-United States source income for United States federal income tax purposes. Alternatively, a United States Holder may be entitled to claim a deduction with respect to any Canadian tax paid in computing United States taxable income.
     Distributions on the Exchangeable Shares
     Because the treatment of exchangeable shares is not clear, the treatment of dividends with respect to such shares is also not clear. If dividends received by a United States Holder with respect to the exchangeable shares constitute dividends from Nabors for United States federal income tax purposes, then any dividends paid with respect to the exchangeable shares out of Nabors’ earnings and profits generally would be treated as foreign source dividend income.
     Alternatively, if dividends received by a United States Holder with respect to the exchangeable shares constitute dividends from Exchangeco for United States federal income tax purposes, then any dividends paid with respect to the exchangeable shares out of Exchangeco’s earnings and profits generally would be treated as foreign source dividend income.
     With respect to non-corporate United States Holders, certain dividends received before January 1, 2011 from a qualified foreign corporation may be subject to reduced rates of taxation if minimum holding period and other requirements are met. A foreign corporation (other than a passive foreign investment company) is treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. A qualified foreign corporation also includes a foreign corporation (other than a passive foreign investment company) that is eligible for the benefits of certain specified income tax treaties with the United States. Because the treatment of exchangeable shares is not clear, the treatment for this purpose of dividends with respect to such shares also is not clear. Dividends that constitute dividends from Nabors may not qualify for such treatment, because the exchangeable shares are not themselves listed on an established U.S. securities market and Nabors is not eligible for the benefits of a specified income tax treaty with the United States. Dividends that constitute dividends from Exchangeco would be eligible for this treatment only if Exchangeco were eligible for the benefits of the Canada-U.S. Tax Convention.
     Dividends paid in Canadian dollars will be includible in the income of a United States Holder in a United States dollar amount calculated by reference to the exchange rate in effect on the date the dividends are deemed received. United States Holders are urged to consult their tax advisors regarding the treatment of any foreign currency gain or loss on any Canadian dollars received which are not converted into United States dollars on such date.

     Under the terms of the Canada-United States Tax Convention, distributions with respect to the exchangeable shares received by United States Holders may be subject to Canadian withholding tax at a rate of 15% irrespective of the treatment for United States federal income tax purposes. Subject to certain limitations of United States federal income tax law, a United States Holder may be entitled to either a credit against its United States federal income tax liability or a deduction in computing United States taxable income for Canadian income taxes withheld from distributions with respect to the exchangeable shares. United States Holders should consult their own tax advisors about the application of limitations on their ability to credit such Canadian taxes, including section 901(k) of the Code.
     Backup Withholding and Information Reporting
     Payments of dividends made with respect to, or the proceeds of the sale or other disposition of, the exchangeable shares and shares of Nabors common shares, as the case may be, may be subject to information reporting and United States federal backup withholding tax at the then applicable rate if the recipient of such payment fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable United States information reporting or certification requirements. Any amount withheld from a payment to a United States Holder under the backup withholding rules is allowable as a credit against the holder’s United States federal income tax, provided that the required information is furnished to the IRS.
Non-United States Holders
     A non-United States Holder should generally not be subject to United States federal income tax as a result of the ownership and disposition of exchangeable shares. However, as noted above, legislation has from time to time been introduced which could materially change the United States federal income tax consequences of the ownership and disposition of exchangeable shares to non-United States Holders. It is difficult at this time to predict what, if any, changes might occur. Non-United States Holders are urged to consult their tax advisors regarding the possibility and effect of any such changes.
BERMUDA INCOME TAX CONSIDERATIONS
     Under current Bermuda law, we are not subject to tax in Bermuda on our income or capital gains. Furthermore, we have obtained from the Minister of Finance of Bermuda, under the Exempted Undertakings Tax Protection Act 1966, an undertaking that, in the event that Bermuda enacts any legislation imposing tax computed on any income or capital gains, that tax will not be applicable to us until March 28, 2016. This undertaking does not, however, prevent the imposition of any tax or duty on persons ordinarily resident in Bermuda or any property tax on leasehold interests we may have in Bermuda. We will pay an annual government fee in Bermuda based on our authorized share capital and share premium. The maximum annual government fee applicable to us is currently $31,120, and we expect to be subject to the maximum fee.
     Under current Bermuda law, no income, withholding or other taxes or stamp or other duties are imposed in Bermuda upon the issue, transfer or sale of our common shares or on any payments in respect of our common shares (except, in certain circumstances, to persons ordinarily resident in Bermuda).
     In the opinion of Appleby, the exchange of exchangeable shares for common shares of Nabors will be tax-free under Bermuda law to Nabors and the holders of the exchangeable shares.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the SEC public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Copies of reports, proxy and information statements and other information from us are available on the SEC’s website at http://www.sec.gov. Such filings are also available at our website at http://www.nabors.com. Website materials are not a part of this prospectus.

     Nabors’ common shares are quoted on the New York Stock Exchange under the symbol “NBR” and Nabors’ SEC filings can also be read at: New York Stock Exchange, 20 Broad Street, New York, New York 10005.
     We have filed a registration statement on Form S-3 under the Securities Act that includes this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, you should refer to the registration statement and its exhibits.
     Statements made in this prospectus and the documents incorporated by reference herein as to the content of any contract, agreement or other document are not necessarily complete and you should refer to the contracts, agreements and other documents attached as exhibits to the registration statement or the documents incorporated by reference herein for a more complete description of the agreements, contracts and other documents. Each such statement is qualified in all respects by such reference.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     We incorporate by reference into this prospectus the documents listed below and any future filings Nabors makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings after the date of this prospectus, until the termination of this offering under this prospectus (except to the extent that portions of any Current Report on Form 8-K are furnished and deemed not to be filed).
•	Nabors’ Annual Report on Form 10-K filed on March 2, 2009, for Nabors’ fiscal year ended December 31, 2008;

•	Amendment No. 1 to Nabors’ Annual Report on Form 10-K/A filed on March 31, 2009, for Nabors’ fiscal year ended December 31, 2008;

•	Nabors’ Quarterly Report on Form 10-Q for the three month period ended March 31, 2009, filed on May 11, 2009;

•	Nabors’ Definitive Proxy Statement on Schedule 14A filed on April 30, 2009, to the extent incorporated by reference into Nabors’ Annual Report on Form 10-K;

•	Nabors’ Current Report on Form 8-K filed on March 24, 2009;

•	Nabors’ Current Report on Form 8-K filed on April 6, 2009;

•	Nabors’ Current Report on Form 8-K filed on April 22, 2009;

•	Nabors’ Current Report on Form 8-K filed on April 27, 2009;

•	Nabors’ Current Report on Form 8-K filed on April 30, 2009; and

•	Nabors’ Current Report on Form 8-K filed on May 29, 2009.
     The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in (1) this prospectus (2) any other subsequently filed document that is incorporated by reference into this prospectus or (3) prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus is a part.
     We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. You should direct any requests for documents to: Nabors Industries Ltd., Mintflower Place, 8 Par-La-Ville Road, Hamilton, HM08, Bermuda, Attention: Corporate Secretary, phone number (441) 292-1510.
LEGAL MATTERS
     The validity of our common shares issuable hereunder have been passed upon for us by Appleby. Certain Canadian federal income tax matters have been passed upon by Stikeman Elliott LLP, certain United States federal income tax matters have been passed upon by Milbank, Tweed, Hadley & McCloy LLP and certain Bermuda income tax matters have been passed on by Appleby.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The consolidated financial statements incorporated in this Prospectus by reference to Nabors Industries Ltd.’s Current Report on Form 8-K dated May 29, 2009 and the financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Nabors Industries Ltd. for the year ended December 31, 2008 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
     With respect to the unaudited financial information of Nabors Industries Ltd. for the three-month periods ended March 31, 2009 and 2008, incorporated by reference in this Prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 8, 2009 incorporated by reference herein states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.
EXPERTS
     The consolidated financial statements of NFR Energy LLC appearing in Nabors Industries Ltd.’s Amended Annual Report on Form 10-K/A for the year ended December 31, 2008, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other expenses of issuance and distribution
     The following table sets forth the costs and expenses payable by us in connection with issuance and distribution of the securities being registered. All amounts are estimates subject to future contingencies except the SEC registration statement filing fee.

SEC registration statement filing fee	$100
Accounting fees and expenses	100,000
Legal fees and expenses	100,000
Printing fees	8,500
Miscellaneous	10,000

Total	$218,600

Item 15. Indemnification of Directors and Officers
Nabors Industries Ltd.
     Under Bermuda law, a company is permitted to indemnify its directors and officers subject to certain restrictions. Section One (1) and Section Seventy-Five (75) of Nabors’ Amended and Restated Bye-Laws, states:
     “Officer” means a Director, Secretary, or other officer of the Company appointed pursuant to these Bye-laws, but does not include any person holding the office of auditor in relation to the Company;
     “75. Exemption and Indemnification of Officers. Subject always to these Bye-laws, no Officer shall be liable for the acts, receipts, neglects or defaults of any other Officer nor shall any Officer be liable in respect of any negligence, default or breach of duty on his or her own part in relation to the Company or any Subsidiary, or for any loss, misfortune or damage which may happen, in or arising out of the actual or purported execution or discharge of his or her duties or the exercise or purported exercise of his or her powers or otherwise in relation to or in connection with his or her duties, powers or office.
     75.1. Subject always to these Bye-laws, every Officer shall be indemnified and held harmless out of the funds of the Company against all liabilities, losses, damages or expenses (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all legal and other costs and expenses properly payable) incurred or suffered by the Officer arising out of the actual or purported execution or discharge of the Officer’s duties (including, without limitation, in respect of his or her service at the request of the Company as a director, officer, partner, trustee, employee, agent or similar functionary of another person) or the exercise or purported exercise of the Officer’s powers or otherwise, in relation to or in connection with the Officer’s duties, powers or office (including but not limited to liabilities attaching to the Officer and losses arising by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which such Officer may be guilty in relation to the Company or any Subsidiary of the Company).
     75.2. Every Officer shall be indemnified out of the funds of the Company against all liabilities arising out of the actual or purported execution or discharge of the Officer’s duties or the exercise or purported exercise of the Officer’s powers or otherwise, in relation to or in connection with the Officer’s duties, powers or office, incurred by such Officer in defending any proceedings, whether civil or criminal, in which judgment is given in the Officer’s favour, or in which the Officer is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to the Officer by the court.
     75.3. In this Bye-law 75 (i) the term “Officer” includes, in addition to the persons specified in the definition of that term in Bye-law 1, the Resident Representative, a member of a committee constituted under these Bye-laws, any person acting as an Officer or committee member in the reasonable belief that the Officer has been so appointed or elected, notwithstanding any defect in such appointment or election, and any person who formerly was an Officer or acted in any of the other capacities described in this clause (i) and (ii) where the context so admits, references to an Officer include the estate and personal representatives of a deceased Officer or any such other person.
     75.4. The provisions for exemption from liability and indemnity contained in this Bye-law shall have effect to the fullest extent permitted by Applicable Law, but shall not extend to any matter which would render any of them void pursuant to the Companies Acts.
     75.5. To the extent that any person is entitled to claim an indemnity pursuant to these Bye-laws in respect of an amount paid or discharged by him or her, the relevant indemnity shall take effect as an obligation of the Company to reimburse the person making such payment (including advance payments of fees or other costs) or effecting such discharge.
     75.6. The rights to indemnification and reimbursement of expenses provided by these Bye-laws shall not be deemed to be exclusive of, and are in addition to, any other rights to which a person may be entitled. Any repeal or amendment of this Bye-law 75 shall be prospective only and shall not limit the rights of any Officer or the obligation of the Company with respect to any claim arising prior to any such repeal or amendment.
     75.7. In so far as it is permissible under Applicable Law, each Shareholder and the Company agree to waive any claim or right of action the Shareholder or it may at any time have, whether individually or by or in the right of the Company, against any Officer on account of any action taken by such Officer or the failure of such Officer to take any action in the performance of his duties with or for the Company, provided however, that such waiver shall not apply to any claims or rights of action arising out of the fraud or dishonesty of such Officer or to recover any gain, personal profit or advantage to which such Officer is not legally entitled.
     75.8. Subject to the Companies Acts, expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to this Bye-law 75 shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified pursuant to this Bye-law 75.
     75.9. Each Shareholder of the Company, by virtue of its acquisition and continued holding of a Share, shall be deemed to have acknowledged and agreed that the advances of funds may be made by the Company as aforesaid, and when made by the Company under this Bye-law 75 are made to meet expenditures incurred for the purpose of enabling such Officer to properly perform his or her duties as an Officer.”
     Nabors has entered into agreements with certain of its directors and officers indemnifying them against expenses, settlements, judgments and fines in connection with any threatened, pending or completed action, suit, arbitration or proceeding where the individual’s involvement is by reason of the fact that he is or was a director or officer or served at Nabors’ request as a director or officer of another organization, except where such indemnification is not permitted under applicable law.
     The officers and directors of Nabors are covered by directors and officers insurance aggregating $65,000,000.
Item 16. Exhibits

Exhibit No.	Document Description

2.1	Amended and Restated Acquisition Agreement, dated as of March 18, 2002, by and between Nabors Industries, Inc. and Enserco Energy Service Company Inc. (incorporated by reference to Nabors Industries Ltd.’s Registration Statement on Form S-3 (Registration No. 333-85228) filed with the SEC on March 29, 2002, as amended).

2.2	Form of Plan of Arrangement Under Section 192 of the Canada Business Corporations Act Involving and Affecting Enserco Energy Service Company Inc. and its Securityholders (incorporated by reference to Schedule B to Exhibit 2.1 to Nabors Industries Ltd.’s Registration Statement on Form S-3 (Registration No. 333-85228) filed with the SEC on March 29, 2002, as amended).

Exhibit No.	Document Description

2.3	Arrangement Agreement, dated as of August 12, 2002, by and between Nabors Industries Ltd. and Ryan Energy Technology Inc. (incorporated by reference to Exhibit 2.1 to Nabors Industries Ltd.’s Registration Statement on Form S-3 (Registration No. 333-99267) filed with the SEC on September 6, 2002).

2.4	Form of Plan of Arrangement Under Section 193 of the Business Corporations Act (Alberta) Involving and Affecting Ryan Energy Technologies Inc. and its Securityholders (incorporated by reference to Schedule B to Exhibit 2.1 to Nabors Industries Ltd.’s Registration Statement on Form S-3 (Registration No. 333-99267) filed with the SEC on September 6, 2002).

2.5	Agreement and Plan of Merger among Nabors Industries, Inc., Nabors Acquisition Corp. VIII, Nabors Industries Ltd. and Nabors US Holdings Inc. (incorporated by reference to Annex I to the proxy statement/prospectus included in Nabors Industries Ltd.’s Registration Statement on Form S-4 (Registration No. 333-76198) filed with the SEC on May 10, 2002, as amended).

3.1	Memorandum of Association of Nabors Industries Ltd. (incorporated by reference to Annex II to the proxy statement/prospectus included in Nabors Industries Ltd.’s Registration Statement on Form S-4 (Registration No. 333-76198) filed with the SEC on May 10, 2002, as amended).

3.2	Amended and Restated Bye-Laws of Nabors Industries Ltd. (incorporated by reference to Exhibit 4.2 to Nabors Industries Ltd.’s Form 10-Q (File No. 000-49887) filed with the Commission on August 3, 2005).

3.3	Amendment to Amended and Restated Bye-Laws of Nabors Industries Ltd. (incorporated by reference to Exhibit A of Nabors Industries Ltd. Notice of Special General Meeting and Proxy Statement (File No. 001-32657) filed February 24, 2006).

3.4	Form of Resolutions of the Board of Directors of Nabors Industries Ltd. authorizing the issue of the Special Voting Preferred Share (incorporated by reference to Exhibit 3.3 to Nabors Industries Ltd.’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-85228-99) filed with the Commission on June 11, 2002).

4.1	Form of Provisions Attaching to the Exchangeable Shares of Nabors Exchangeco (Canada) Inc. (incorporated by reference to Exhibit 4.1 to Nabors Industries, Inc.’s Registration Statement on Form S-3 (Registration No. 333-85228) filed with the SEC on March 29, 2002, as amended).

4.2	Form of Support Agreement between Nabors Industries, Inc., 3064297 Nova Scotia Company and Nabors Exchangeco (Canada) Inc. (incorporated by reference to Exhibit 4.2 to Nabors Industries, Inc.’s Registration Statement on Form S-3 (Registration No. 333-85228) filed with the SEC on March 29, 2002, as amended).

4.3	Form of Acknowledgement of Novation to Nabors Industries, Inc., Nabors Exchangeco (Canada) Inc., Computershare Trust Company of Canada and 3064297 Nova Scotia Company executed by Nabors Industries Ltd. (incorporated by reference to Exhibit 4.3 to Nabors Industries Ltd.’s Post Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-85228-99) filed with the SEC on June 11, 2002).

5.1	Opinion of Appleby.*

8.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP as to certain United States tax matters.*

8.2	Opinion of Appleby as to certain Bermuda tax matters.*

8.3	Opinion of Stikeman Elliot LLP as to certain Canadian tax matters.*

9.1	Form of Voting and Exchange Trust Agreement between Nabors Industries, Inc. and Nabors Exchangeco (Canada) Inc. and Computershare Trust Company of Canada, as trustee (incorporated by reference to Exhibit 9.1 to Nabors Industries, Inc.’s Registration Statement on Form S-3 (Registration No. 333-85228) filed with the SEC on March 29, 2002, as amended).

Exhibit No.	Document Description

15.1	Awareness Letter of PricewaterhouseCoopers LLP.*

23.1	Consent of Appleby (included in Exhibits 5.1 and 8.2).

23.2	Consent of Milbank, Tweed, Hadley & McCloy LLP (included in Exhibit 8.1).

23.3	Consent of Stikeman Elliot LLP (included in Exhibit 8.3).

23.4	Consent of PricewaterhouseCoopers LLP.*

23.5	Consent of Ernst & Young LLP.*

24.1	Powers of Attorney (included in signature pages hereto).

* Filed herewith
Item 17. Undertakings
     The undersigned registrants hereby undertake:
(a) (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act to any purchaser:
     (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
     (5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) That, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act, and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act, that is incorporated by reference in this registration statement, shall be deemed to be a new registration statement, relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) For an offering in which the securities to be registered are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
     (d) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934, as amended; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
     (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     (f) The undersigned registrants hereby undertake that:
     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act, Nabors Industries Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda on May 29, 2009.

NABORS INDUSTRIES LTD.

By:	/s/ Mark Andrews
Mark Andrews
Corporate Secretary
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Laura W. Doerre and Eugene M. Isenberg, each his attorney-in-fact, with full power of substitution for him or her in any and all capacities, to sign any amendments to this Registration Statement, including any and all pre-effective and post-effective amendments and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact, or each his or her substitute or substitutes, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Eugene M. Isenberg Eugene M. Isenberg	Chairman of the Board and Chief Executive Officer	May 29, 2009
Anthony G. Petrello	Deputy Chairman, President and Chief Operating Officer
/s/ R. Clark Wood R. Clark Wood	Principal accounting and financial officer	May 29, 2009
/s/ William T. Comfort William T. Comfort	Director	May 29, 2009
/s/ John V. Lombardi John V. Lombardi	Director	May 29, 2009
/s/ James L. Payne James L. Payne	Director	May 29, 2009

Signature	Title	Date
Hans Schmidt	Director
/s/ Myron M. Sheinfeld Myron M. Sheinfeld	Director	May 29, 2009
/s/ Martin J. Whitman Martin J. Whitman	Director	May 29, 2009

INDEX TO EXHIBITS

Exhibit No.	Document Description

2.1	Amended and Restated Acquisition Agreement, dated as of March 18, 2002, by and between Nabors Industries, Inc. and Enserco Energy Service Company Inc. (incorporated by reference to Nabors Industries Ltd.’s Registration Statement on Form S-3 (Registration No. 333-85228) filed with the SEC on March 29, 2002, as amended).

2.2	Form of Plan of Arrangement Under Section 192 of the Canada Business Corporations Act Involving and Affecting Enserco Energy Service Company Inc. and its Securityholders (incorporated by reference to Schedule B to Exhibit 2.1 to Nabors Industries Ltd.’s Registration Statement on Form S-3 (Registration No. 333-85228) filed with the SEC on March 29, 2002, as amended).

2.3	Arrangement Agreement, dated as of August 12, 2002, by and between Nabors Industries Ltd. and Ryan Energy Technology Inc. (incorporated by reference to Exhibit 2.1 to Nabors Industries Ltd.’s Registration Statement on Form S-3 (Registration No. 333-99267) filed with the SEC on September 6, 2002).

2.4	Form of Plan of Arrangement Under Section 193 of the Business Corporations Act (Alberta) Involving and Affecting Ryan Energy Technologies Inc. and its Securityholders (incorporated by reference to Schedule B to Exhibit 2.1 to Nabors Industries Ltd.’s Registration Statement on Form S-3 (Registration No. 333-99267) filed with the SEC on September 6, 2002).

2.5	Agreement and Plan of Merger among Nabors Industries, Inc., Nabors Acquisition Corp. VIII, Nabors Industries Ltd. and Nabors US Holdings Inc. (incorporated by reference to Annex I to the proxy statement/prospectus included in Nabors Industries Ltd.’s Registration Statement on Form S-4 (Registration No. 333-76198) filed with the SEC on May 10, 2002, as amended).

3.1	Memorandum of Association of Nabors Industries Ltd. (incorporated by reference to Annex II to the proxy statement/prospectus included in Nabors Industries Ltd.’s Registration Statement on Form S-4 (Registration No. 333-76198) filed with the SEC on May 10, 2002, as amended).

3.2	Amended and Restated Bye-Laws of Nabors Industries Ltd. (incorporated by reference to Exhibit 4.2 to Nabors Industries Ltd.’s Form 10-Q (File No. 000-49887) filed with the Commission on August 3, 2005).

3.3	Amendment to Amended and Restated Bye-Laws of Nabors Industries Ltd. (incorporated by reference to Exhibit A of Nabors Industries Ltd. Notice of Special General Meeting and Proxy Statement (File No. 001-32657) filed February 24, 2006).

3.4	Form of Resolutions of the Board of Directors of Nabors Industries Ltd. authorizing the issue of the Special Voting Preferred Share (incorporated by reference to Exhibit 3.3 to Nabors Industries Ltd.’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-85228-99) filed with the Commission on June 11, 2002).

4.1	Form of Provisions Attaching to the Exchangeable Shares of Nabors Exchangeco (Canada) Inc. (incorporated by reference to Exhibit 4.1 to Nabors Industries, Inc.’s Registration Statement on Form S-3 (Registration No. 333-85228) filed with the SEC on March 29, 2002, as amended).

4.2	Form of Support Agreement between Nabors Industries, Inc., 3064297 Nova Scotia Company and Nabors Exchangeco (Canada) Inc. (incorporated by reference to Exhibit 4.2 to Nabors Industries, Inc.’s Registration Statement on Form S-3 (Registration No. 333-85228) filed with the SEC on March 29, 2002, as amended).

4.3	Form of Acknowledgement of Novation to Nabors Industries, Inc., Nabors Exchangeco (Canada) Inc., Computershare Trust Company of Canada and 3064297 Nova Scotia Company executed by Nabors Industries Ltd. (incorporated by reference to Exhibit 4.3 to Nabors Industries Ltd.’s Post Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-85228-99) filed with the SEC on June 11, 2002).

Exhibit No.	Document Description

5.1	Opinion of Appleby.*

8.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP as to certain United States tax matters.*

8.2	Opinion of Appleby as to certain Bermuda tax matters.*

8.3	Opinion of Stikeman Elliot LLP as to certain Canadian tax matters.*

9.1	Form of Voting and Exchange Trust Agreement between Nabors Industries, Inc. and Nabors Exchangeco (Canada) Inc. and Computershare Trust Company of Canada, as trustee (incorporated by reference to Exhibit 9.1 to Nabors Industries, Inc.’s Registration Statement on Form S-3 (Registration No. 333-85228) filed with the SEC on March 29, 2002, as amended).

15.1	Awareness Letter of PricewaterhouseCoopers LLP.*

23.1	Consent of Appleby (included in Exhibits 5.1 and 8.2).

23.2	Consent of Milbank, Tweed, Hadley & McCloy LLP (included in Exhibit 8.1).

23.3	Consent of Stikeman Elliot LLP (included in Exhibit 8.3).

23.4	Consent of PricewaterhouseCoopers LLP.*

23.5	Consent of Ernst & Young LLP.*

24.1	Powers of Attorney (included in signature pages hereto).

* Filed herewith